Exhibit 99.1
FOR IMMEDIATE RELEASE

Comverge Secures $15 Million Convertible Debt Financing

NORCROSS, GA., Nov. 8, 2010 (GLOBE NEWSWIRE) -- Comverge, Inc. (Nasdaq:COMV), the leading provider of Intelligent Energy Management (IEM) solutions for Residential and Commercial + Industrial customers, today announced it closed on a 5 year $15 million convertible loan financing with Partners for Growth III, L.P. ("PfG").

"This modest capital raise strengthens our cash and liquidity, positions us for our mid-term operating needs and prepares us to aggressively bid in the next PJM auction in 2011. Our ability to access capital is a strong point of differentiation in the Smart Grid sector and paves the way for us to continue growing rapidly in the coming years," said Comverge EVP and Chief Financial Officer, Michael D. Picchi.

Comverge, Inc. and its wholly owned subsidiaries, entered into the 5 year subordinated convertible loan agreement with PfG last week. This loan will be used to fund general working capital and other corporate purposes.

Under the terms of the loan agreement, the obligations are secured by all assets of Comverge and its subsidiaries. The interest rate on the loan is the Silicon Valley Bank Prime Rate plus 2.50%, or 6.50% currently, and is payable monthly. The lender may convert the note into up to 1,594,048 shares of Comverge common stock at $9.41 per share. The loan provides, at Comverge's option, the ability to borrow up to an additional $5 million in the first 36 months convertible into Comverge common stock at a conversion price based upon the most recent closing price of Comverge's common stock at the time of the additional borrowing. However, at no time may the amount of existing unconverted borrowings exceed $15 million.

Additional information can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which has been filed today with the Securities and Exchange Commission.

About PfG

Established in 2004, PfG" provides custom debt solutions to private and public emerging growth technology and life science companies.  PfG's custom approach results in a variety of structures and terms including working capital lines of credit, term loans and convertible debt. PfG looks to share in the success of its clients by taking equity participation rights in the form of stock warrants or convertibility of its debt.

About Comverge

With more than 500 utility and 2,100 commercial customers, as well as five million deployed residential devices, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs. We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry's only proven, comprehensive set of technology, services and information management solutions. For more information, visit www.comverge.com.

Caution Regarding Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected success in the PJM auction, the amount of future growth and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed today. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contact:
Investor Relations                                                                           Media Relations
Dan Pfeffer                                                                               Marie Bahl
VP, Treasurer-Investor Relations                                                    Senior Director of Corporate Marketing
678-802-8302, invest@comverge.com                                            678-802-8371, pr@comverge.com